July 6, 1998

Mr. Keno V. Thomas
120 East 87th Street
Apt. P10C
New York, New York  10128


Dear Mr. Thomas:

         This letter agreement (the "Agreement") confirms our understanding and agreement with respect to your termination of employment with CD Radio Inc. (the "Company") as follows:

         1. Termination of Employment. Effective as of today (the "Termination Date"), your employment with the Company and its affiliates shall be terminated. You hereby resign, effective immediately, from all offices that you hold with the Company and any of its affiliates.

         2. Severance Payments; Stock Options. (a) In accordance with the terms of the Employment and Noncompetition Agreement, dated as of April 28, 1997 (the "Employment Agreement"), between you and the Company, you shall be paid severance in the amount of $125,000, less applicable withholding taxes (the "Severance Payment"). The Severance Payment will be paid to you on the first regular payroll date of the Company following the Termination Date.

         (b) (i) you shall be entitled to retain 10,000 options to purchase the common stock, par value $0.001 per share (the "Common Stock"), of the Company at an exercise price per share of $12.875 (which options are currently vested pursuant to the Stock Option Agreement, dated as of April 28, 1997 (the "Stock Option Agreement"), between you and the Company); and (ii) the Company shall vest an additional 40,000 options to purchase the Common Stock at an exercise price per share of $12.875 which were granted pursuant to the Stock Option Agreement (such 50,000 options described in clauses (i) and (ii) shall hereafter be referred to as, the "Stock Options"). In each case, you agree that the Stock Options shall only be exercisable until December 31, 1999.

         (c) You acknowledge and agree that all other options to purchase the Common Stock which are held by you, whether pursuant to the Stock Option Agreement or oral agreements with the Company, shall be forfeited immediately.

         3. Full Satisfaction. You hereby acknowledge and agree that, except for the Severance Payment that will become payable to you hereunder and the Stock

Options, you will not be entitled to any other compensation or benefits from the Company or its affiliates, including, without limitation, any other severance or termination benefits.

         4. Confidential Information. Except as expressly modified by this Agreement, the terms of the Employment Agreement, which by their terms continue after your termination of employment, shall remain in full force and effect.

         5. Return of Property to the Company. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including items stored in computer memories, on microfilm or by other means, made or compiled by you, or made available to you relating to the Company or its affiliates or its business, are and shall remain the property of the Company and shall be delivered to the Company promptly upon the execution of this Agreement. You shall immediately return to the Company all other property and equipment which has been purchased by the Company for your use.

         6. General Release. (a) For and in consideration of the Severance Payment and the Stock Options, you hereby agree on behalf of yourself, your agents, assignees, attorneys, successors, assigns, heirs and executors, to, and you do hereby, fully and completely forever release the Company and its affiliates, predecessors and successors and all of their respective past and/or present officers, directors, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which you or your heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to you, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date of this Agreement, including, without limitation, in connection with or in relationship to your employment or other service relationship with the Company or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with the Company or its respective affiliates; provided that such released claims shall not include any claims to enforce your rights under, or with respect to, this Agreement (such released claims are collectively referred to herein as the "Released Claims").

         (b) Notwithstanding the generality of clause (a) above, the Released Claims include, without limitation, (i) any and all claims under Title_VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

         (c) THIS MEANS THAT, BY SIGNING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE RELEASEES UP TO THE DATE OF THIS AGREEMENT.

         (d) You represent that you have read carefully and fully understand the terms of this Agreement, and that you have been advised to consult with an attorney and have had the opportunity to consult with an attorney prior to signing this Agreement. You acknowledge that you are executing this Agreement voluntarily and knowingly and that you have not relied on any representations, promises or agreements of any kind made to you in connection with your decision to accept the terms of this Agreement, other than those set forth in this Agreement.

         7. Governing Law. This Agreement will be governed, construed and interpreted under the laws of the State of New York.

         8. Entire Agreement; Counterparts. This constitutes the entire agreement between the parties. It may not be modified or changed except by written instrument executed by all parties. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single instrument.

         If this letter correctly sets forth your understanding of our agreement with respect to the foregoing matters, please so indicate by signing below on the line provided for your signature.

                                            Very truly yours,

                                            CD RADIO INC.


                                            By: /s/ Patrick L. Donnelly
                                            ---------------------------
                                            Patrick L. Donnelly
                                            Executive Vice President, General
                                            Counsel and Secretary

Reviewed, approved and agreed:


/s/ Keno Thomas
---------------
Keno Thomas